EXHIBIT 10.6


             SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
             ----------------------------------------------------

         THIS AGREEMENT is made as of July 18, 2005 by and among BLACKROCK KELSO CAPITAL CORPORATION, a Delaware corporation (the "Fund"), PFPC INC., a Massachusetts corporation ("PFPC") which is a subsidiary of The PNC Financial Services Group, Inc., and BLACKROCK FINANCIAL MANAGEMENT, INC., a Delaware corporation (the "Administrator") which is also a subsidiary of The PNC Financial Services Group, Inc.

                             W I T N E S S E T H :

         WHEREAS, the Administrator serves as administrator of the Fund; and

         WHEREAS, the Fund and the Administrator wish to retain PFPC to provide sub-administration and accounting services provided for herein with respect to the Fund, and PFPC wishes to furnish such services with respect to the Fund.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Definitions.  As Used in this Agreement:
         ----------------------------------------


         (a) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund to give Oral Instructions or Written Instructions under this Agreement. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by the Fund and PFPC.


         (b) "Oral Instructions" means oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.


         (c) "Written Instructions" means (i) written instructions signed by an Authorized Person (or a person reasonably believed by PFPC to be an Authorized Person) and received by PFPC or
                  (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier.

2. Appointment. The Fund and the Administrator hereby appoint PFPC to provide sub-administration and accounting services with respect to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. Compliance with Rules and Regulations. PFPC will comply with the requirements of any laws, rules and regulations of governmental authorities that are applicable to the duties to be performed by PFPC under this Agreement. Except as specifically set forth in this Agreement, PFPC assumes no responsibility for compliance by the Administrator, the Fund or any other entity with any laws, rules and regulations.

4.       Instructions.
         -------------

         (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

         (b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the Administrator's obligations to the Fund or with the provisions of organizational documents of the Fund or with any vote, resolution or proceeding of the Fund's board of directors or shareholders, unless and until PFPC receives Written Instructions to the contrary.

         (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

5.       Right to Receive Advice.
         ------------------------

         (a) Oral Instructions or Written Instructions. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, by way of Oral Instructions or Written Instructions.

         (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Administrator, the Fund, the Fund's sponsor or adviser or PFPC, at the option of PFPC).

         (c) Conflicting Advice. In the event of a conflict between Oral Instructions or Written Instructions and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel.

         (d) Protection of PFPC. PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in reliance upon Oral Instructions or Written Instructions PFPC receives regarding or relating to the Fund or advice from counsel and which PFPC believes, in good faith, to be consistent with those Oral Instructions or Written Instructions or that advice. Nothing in this section shall be construed so as to impose an obligation upon PFPC
                  (i) to seek such advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such advice or Oral Instructions or Written Instructions. Nothing in this subsection shall excuse PFPC from liability for its acts or omissions in carrying out such Oral Instructions or Written Instructions to the extent such acts or omissions constitute willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

6. Records; Visits. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. PFPC may house such books and records in a third party storage facility. The Fund, the Administrator and Authorized Persons, and such other persons the Fund by means of Written Instructions reasonably authorizes (including but not limited to the Fund's independent accountants), shall have access to such books and records at all times during PFPC's normal business hours; provided that the Fund shall not authorize access by any individuals employed by PFPC's direct competitors. Upon the reasonable request of the Fund or the Administrator, copies of any such books and records shall be provided by PFPC to the Fund, the Administrator, an Authorized Person, or such other person, at the Fund's expense.

         PFPC shall keep the following records:

         (a) all books and records with respect to the Fund's books of account; and

         (b)       records of the Fund's securities transactions.

7. Confidentiality. Each of the Fund and the Administrator shall keep confidential any information it receives hereunder relating to PFPC's business and PFPC shall keep confidential any information it receives hereunder relating to the Fund's business. Confidential information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles and information, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be confidential information and shall not be subject to the foregoing confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party (in the case of disclosure by the Fund or the Administrator the "other party" will be PFPC, and in the case of disclosure by PFPC the "other party" will be the Fund) written notice of the same, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; (g) is necessary or desirable for PFPC to release such information in connection with the provision of services under this Agreement; or
         (h) has been or is independently developed or obtained by the receiving party.

                  PFPC agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

8. Liaison with Accountants. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to the Fund. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary or appropriate information is made available to such accountants for the expression of their opinion, as reasonably requested by the Fund.

9. PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC with respect to the Fund.

10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund or the Administrator, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11.      Compensation.

         (a) As compensation for services set forth herein that are rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

         (b) The Fund and the Administrator hereby represent and warrant to PFPC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC or to the Administrator (or any affiliate thereof) or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to the Administrator (or any affiliate thereof) or to such adviser or sponsor or to any affiliate of the Fund relating to this Agreement have been fully disclosed to the board of directors of the Fund and that, if required by applicable law, such board of directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12. Indemnification. The Fund agrees to indemnify, defend and hold harmless PFPC and its affiliates (other than the Fund, BlackRock Kelso Capital Advisors LLC and BlackRock, Inc. and its subsidiaries, to the extent any of the foregoing may be deemed to be affiliates of
         PFPC) including their respective officers, directors, agents and employees (each, a "PFPC Indemnified Party") from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under applicable securities laws and any state and foreign securities and blue sky laws) (collectively, "Losses") arising directly or indirectly from any action or omission to act which PFPC takes or omits to take in connection with the provision of services under this Agreement. No PFPC Indemnified Party shall be indemnified against any Losses caused by PFPC's or such PFPC Indemnified Party's own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's duties under this Agreement. The provisions of this Section 12 shall survive termination of this Agreement.

13.      Responsibility of PFPC.

         (a) PFPC shall be under no duty hereunder to take any action on behalf of the Fund or the Administrator except as specifically set forth herein or as may be specifically agreed to by PFPC, the Fund and the Administrator in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any Losses suffered by the Fund arising out of PFPC's performance of or failure to perform its duties under this Agreement and only to the extent such Losses arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

         (b)       Notwithstanding anything in this Agreement to the contrary,
                   (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party (other than employees, officers or affiliates of PFPC (other than the Fund, BlackRock Kelso Capital Advisors LLC and BlackRock, Inc. and its subsidiaries, to the extent any of the foregoing may be deemed to be affiliates of PFPC)); and
                   (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine. Notwithstanding the foregoing, PFPC shall use commercially reasonable efforts to mitigate the effect of the events enumerated in clause
                   (i) of the preceding sentence, although such efforts shall not impute any liability to PFPC.

         (c) Notwithstanding anything in this Agreement to the contrary, the Fund and the Administrator hereby acknowledge and agree that (i) PFPC, in the course of providing tax-related services or calculating and reporting portfolio performance hereunder, may rely upon PFPC's interpretation of tax positions or its interpretation of relevant circumstances (as determined by PFPC) in providing such tax services and in determining methods of calculating portfolio performance to be used, and that (ii) PFPC shall not be liable for losses or damages of any kind associated with such reliance except to the extent such loss or damage is substantially due to PFPC's willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under this Agreement.

         (d) Notwithstanding anything in this Agreement to the contrary, without limiting anything in the immediately preceding sub-section (c), the Fund and the Administrator hereby acknowledge and agree that PFPC shall not be found to have been negligent or to have acted with willful misfeasance, bad faith or reckless disregard with respect to losses or damages associated with areas of responsibility that the judiciary, regulators (or other governmental officials) or members of the investment fund industry determine would otherwise apply to PFPC (or similar service providers) and which, as of the date hereof, have yet to be identified by such parties as areas for which PFPC (or any similar service provider) is (or would be) responsible.

         (e) Notwithstanding anything in this Agreement to the contrary neither PFPC nor its affiliates (not including the Fund, BlackRock Kelso Capital Advisors LLC and BlackRock, Inc. and its subsidiaries, to the extent any of the foregoing may be deemed to be affiliates of PFPC) shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

         (f) Each party shall have a duty to mitigate damages for which any other party to this Agreement may become responsible.

         (g) Notwithstanding anything in this Agreement to the contrary, the services provided by PFPC do not constitute, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Administrator, the Fund or any other person.

         (h) The provisions of this Section 13 shall survive termination of this Agreement.

14.      Description of Accounting Services on a Continuous Basis.

         PFPC will perform the following accounting services if required with respect to the Fund:

                   (i) Journalize investment, capital share and income and expense activities;

                   (ii) Record investment buy/sell trade tickets when received from the Fund's investment adviser;

                   (iii) Maintain individual ledgers for investment securities;

                   (iv)    Maintain historical tax lots for each security;

                   (v) Record and reconcile corporate action activity and all other capital changes;

                   (vi) Reconcile cash and investment balances of the Fund with the Fund's custodian and provide the Fund's investment adviser with the beginning cash balance available for investment purposes;

                   (vii) Calculate contractual expenses, including management fees and incentive allocation, as applicable, in accordance with the Fund's investment management agreement;

                   (viii) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

                   (ix) Control all disbursements and authorize such disbursements upon Written Instructions;

                   (x)     Calculate capital gains and losses;


                   (xi)    Determine net income;


                   (xii) Determine applicable foreign exchange gains and losses on payables and receivables;

                   (xiii) Obtain market quotes and currency exchange rates with respect to the Fund's investments from independent pricing services approved by the Fund's investment adviser, or if such quotes are unavailable, then obtain such prices from the Fund's investment adviser, and in either case calculate the market value of the Fund's investments on a monthly basis in accordance with applicable valuation policies or guidelines provided by the Fund to PFPC (provided PFPC does not inform the Fund that it is unable to comply with such policies or guidelines);

                   (xiv) Transmit or mail a copy of the portfolio valuation on a monthly basis to the Fund's investment adviser as agreed upon between the Fund and PFPC;

                   (xv) Arrange for the computation of the net asset value of the Fund on a monthly basis in accordance with the provisions of the Fund's offering memorandum; and

                   (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and if required, portfolio average dollar-weighted maturity.

15.      Description of Sub-Administration Services on a Continuous Basis.

         PFPC will perform the following sub-administration services if required with respect to the Fund:

                   (i) Supply various normal and customary Fund statistical data to the Fund as requested on an ongoing basis;

                   (ii) Prepare for execution and file the Fund's Federal and state tax returns;

                   (iii) Coordinate the printing of the Fund's annual shareholder reports;

                   (iv)    Prepare monthly security transaction listings;

                   (v) Supply certain financial statements, schedules, notes and related financial and supplementary data in connection with the filing of the Fund's annual and quarterly reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, as agreed by PFPC from time to time; and (vi) Monitor the Fund's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended.

16. Duration and Termination. This Agreement shall continue until terminated by the Fund, the Administrator or PFPC on sixty (60) days' prior written notice to the other parties. In the event the Fund or the Administrator gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider (or each successive service provider), including expenses incurred after termination, will be borne by the Fund and paid by the Fund to PFPC.

17. Notices. Notices shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as PFPC may inform the other parties in writing); (b) if to the Fund, at 40 East 52nd Street, New York, NY 10022;
         Attention: Frank Gordon (or such other address as the Fund may inform the other parties in writing); (c) if to the Administrator, at 40 East 52nd Street, New York, NY 10022; Attention: James Kong (or such other address as the Administrator may inform the other parties in writing); or (d) if to none of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication. If notice is sent by confirming facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18. Amendments. This Agreement, or any term hereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19. Assignment. PFPC may assign this Agreement to any majority owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc. (other than BlackRock, Inc. and its subsidiaries), provided that PFPC gives the Fund and the Administrator 30 days' prior written notice of such assignment.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22.      Miscellaneous.

         (a) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, PFPC shall have no responsibility under this Agreement with respect to any modifications made by the Fund to its offering memorandum, registration statement or policies which would affect materially the obligations or responsibilities of PFPC hereunder, without the prior written approval of PFPC (which approval shall not be unreasonably withheld or delayed).

         (b) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund, the Administrator or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

         (c) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties (or, with respect to compensation of PFPC, the Fund and PFPC) may embody in one or more separate documents their agreement, if any, with respect to delegated duties, subsequently agreed upon services, and compensation of PFPC.

         (d) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (e) Information. The Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC with respect to the Fund.

         (f) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (g) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         (h) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (i) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         (j) Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and as a matter of policy PFPC will request (or already has requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

         (k) No Third Party Beneficiary. Notwithstanding anything in this Agreement to the contrary, (i) no other entity is intended to be, nor shall it be, a third party beneficiary of this Agreement (except as set forth in Section 12 and Section 13(e) of this Agreement) and (ii) PFPC shall have no liability under or as a result of this Agreement to any third party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                   PFPC INC.


                                   By:      /s/ Neal J. Andrews
                                            -----------------------------------
                                   Title:   SVP
                                            -----------------------------------


                                   BLACKROCK KELSO CAPITAL CORPORATION


                                   By:      /s/ Frank Gordon
                                            -----------------------------------
                                   Title:   CFO
                                            -----------------------------------




                                   BLACKROCK FINANCIAL MANAGEMENT, INC.


                                    By:     /s/ James Kong
                                            -----------------------------------
                                   Title:   Managing Director
                                            -----------------------------------